Exhibit 10.1

Execution Version

Option Agreement

This Option Agreement (this “Agreement”) is made and entered into as of the 14th day of July, 2016, by and among Arbor Realty Trust, Inc., a Maryland limited liability company (the “Parent REIT”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Arbor Realty SR, Inc., a Maryland corporation (the “Sub-REIT” and together with Parent REIT and the Operating Partnership, the “Company”), and Arbor Commercial Mortgage, LLC, a New York limited liability company (the “Manager”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, the Parent REIT, the Operating Partnership and the Manager are party to that certain Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) by and among the Parent REIT, the Operating Partnership, Arbor Multifamily Lending, LLC (f/k/a ARSR Acquisition Company, LLC), the Manager and Arbor Commercial Funding, LLC, a New York limited liability company, dated as of February 25, 2016;

WHEREAS, the Parent REIT, the Operating Partnership, the Sub-REIT and the Manager entered into that certain Third Amended and Restated Management and Advisory Agreement dated as of July 14, 2016 (as amended from time to time in accordance with its terms, the “Management Agreement”);

WHEREAS, in consideration of the agreement of the Seller to sell, and the Buyer to purchase, the Included Business under the Asset Purchase Agreement, and in furtherance of the transactions contemplated thereby, the Manager desires to grant to the Operating Partnership the Option (as defined below);

WHEREAS, in the event the Option is exercised, Manager and the Company desire to terminate the Management Agreement and grant a mutual release of the obligations thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Option.

a.                                      Grant.  In consideration of the agreement of the Seller to sell, and the Buyer to purchase, the Included Business under the Asset Purchase Agreement, and in furtherance of the transactions contemplated thereby, the Manager hereby grants to the Operating Partnership an irrevocable, non-transferable right (the “Option”) to (i) purchase all of the Management Business (as defined below) of the Manager and (ii) terminate the Management Agreement, subject to the terms and conditions of this Agreement.  The “Management Business” shall mean those executive and administrative employees of the Manager that provide services to the Company pursuant to the Management Agreement.

b.                                      Exercise Mechanics and Exercise Price.  The Operating Partnership, upon the approval of the Special Committee, or if the Special Committee is no longer in existence, the Audit Committee of the Board, may exercise the Option by giving written notice thereof to the

Manager (the “Exercise Notice”) at any time during the period commencing on the date hereof, and ending on the July 14, 2018 (the “Exercise Period”).  The “Exercise Price” for the Option shall be (i) $25,000,000 if the Option is exercised on or prior to July 14, 2017, or (ii) $27,000,000 if the Option is exercised after such date.  The Exercise Price shall be payable to the Manager as follows: (A) 50% of the Exercise Price in cash via a wire transfer of immediately available funds, to the account specified by the Manager at least three (3) Business Days prior to the Option Closing (as defined below) and (B) 50% of the Exercise Price through the issuance of Buyer OP Units.  The number of Buyer OP Units issuable at the Option Closing shall be that number of Buyer OP Units which shall be convertible in accordance with the terms of the Partnership Agreement as of the Option Closing Date (as defined below) into the number of shares of Parent Common Stock calculated by dividing (X) 50% of the Exercise Price by (Y) the Reference Market Value of Parent Common Stock.  “Reference Market Value” means the volume-weighted average closing sale price, as published in the Eastern Edition of The Wall Street Journal, of a share of Parent Common Stock on The New York Stock Exchange for the thirty (30) consecutive trading day period ending on the trading Day at the end of the close of business on the trading day three (3) days prior to the Option Closing Date.

c.                                       Option Closing. The closing of the transactions contemplated by the Exercise Notice (the “Option Closing”) shall take place at the offices of Dechert LLP 1095 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. New York City time, as promptly as practicable, but in no event more than ten (10) Business Days following the date of the Exercise Notice, or at such other place or at such other time or on such other date as the Operating Partnership and the Manager mutually may agree in writing (the “Option Closing Date”).  At the Option Closing, the Operating Partnership and the Manager shall execute and deliver any reasonable and necessary documents with which to memorialize the Operating Partnership’s acquisition of the Management Business.

d.                                      Termination of the Option.  The Option shall expire and terminate after the final day of the Exercise Period.  Upon such expiration and termination of the Option, neither party shall have any further obligation or liability to the other with respect to the Option or the transactions contemplated by this Agreement.

2.                                      Management Agreement Termination and Mutual Release.

a.                                      No later than three (3) Business Days prior to the Option Closing Date, the Manager shall deliver to the Parent REIT a statement setting forth its good faith estimate, as of the Option Closing Date, of (i) any accrued and unpaid compensation as of the Option Closing Date pursuant to Section 8 of the Management Agreement calculated in accordance with the principles set forth in Exhibit A and (ii) any unpaid Reimbursable Expenses (as defined in the Management Agreement) to which the Manager is entitled pursuant to Section 9 of the Management Agreement as of the Option Closing Date (the amounts in (i) and (ii) of this Section 1.a, collectively, the “Accrued Amounts”).  Effective as of the Option Closing Date and conditioned on the Option Closing and immediately following the receipt by the Manager of the Exercise Price and the Accrued Amounts, notwithstanding anything in the Management Agreement to the contrary, the parties to the Management Agreement hereby terminate the Management Agreement, including, without limitation and subject to Section 2.b. contained herein, provisions of the Management Agreement which by their terms would otherwise have survived the termination of the Management Agreement, and the Management Agreement is of

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no further force or effect as of that date and time (“Effective Time”).  Except for payment of the Accrued Amounts and the Exercise Price and except as provided in the last sentence of Section 2.b. of this Agreement, as of the Effective Time, any and all obligations of the Parent REIT, the Operating Partnership, the Sub-REIT and the Manager arising from the Management Agreement are hereby discharged.  Notwithstanding anything to the contrary contained in the Management Agreement, Parent REIT, the Operating Partnership, the Sub-REIT and the Manager agree that any obligation of the Parent REIT to pay the “Termination Fee” as contemplated by Section 13(b) of the Management Agreement shall not survive the Effective Time and no such Termination Fee shall be due and payable in connection with this Agreement.  Effective as of the Effective Time, none of Parent REIT, the Operating Partnership, the Sub-REIT or the Manager shall have any liability or obligation to each other under the Management Agreement, including, without limitation, the payment of any termination fee.

b.                                      Subject to the following sentence, effective as of the Option Closing Date and conditioned on the Option Closing and immediately following the receipt by the Manager of the Exercise Price and the Accrued Amounts, at the Effective Time and notwithstanding anything in the Management Agreement to the contrary, each of the Parent REIT, the Operating Partnership, the Sub-REIT and the Manager, each on behalf of itself and its respective members, affiliates, employees and agents, hereby waive and mutually release all obligations and liabilities of each other party to this Agreement and their affiliates arising under or related to the Management Agreement.  Notwithstanding the foregoing, each of Parent REIT, the Operating Partnership, the Sub-REIT and the Manager agree that (i) the provisions of Section 6(b) of the Management Agreement (Confidentiality) shall remain in full force and effect indefinitely; (ii) the provisions of Sections 11(a) and 11(b) of the Management Agreement (Limits of Manager Responsibility; Indemnification by Company) shall remain in full force and effect until the expiration of the applicable statute of limitations and (iii) the provisions of Section 11(c) of the Management Agreement (Indemnification by Manager) shall remain in full force and effect until the date that is eighteen months following the Option Closing.

3.                                      Other Obligations.  To the extent applicable or as reasonably requested by the Parent REIT, Manager shall take all actions required to be taken upon a termination of the Management Agreement, including as set forth in Section 15 of the Management Agreement.

4.                                      Further Assurances.  Subject to the provisions of this Agreement, each of the parties hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be reasonably requested by any other party in order to carry out the intent and purpose of this Agreement.

5.                                      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

6.                                      Interpretation of Conflicts.  In the event of any conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

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7.                                      Successors and Assigns. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns, but may not be assigned by any party without the prior written consent of the other parties hereto.

8.                                      Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than section 5 1401 of the New York General Obligations Law).

9.                                      Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

[Signatures begin on the following page]

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This Agreement is executed and delivered by duly authorized persons as of the date first above written.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Executive Vice President

[Signature Page to Option Agreement]

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its general partner

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman
	Title:	President

[Signature Page to Option Agreement]

ARBOR REALTY SR, INC.

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Executive Vice President

[Signature Page to Option Agreement]

ARBOR COMMERCIAL MORTGAGE, LLC

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer

[Signature Page to Option Agreement]

Exhibit A